EX-15

Chang Lee LLP

Chartered Accountants

2300-1055 Dunsmuir Street,

Vancouver B.C. V7X 1J1

Tel: 604-687-3776

Fax: 604-688-3373

E-mail: info@changleellp.com

April 30, 2012

United States Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Dear Sirs/Madams:

We have read Item of 16F of Chineseworldnet. Com Inc.’s Form 20F dated April 30, 2012 and we agree with the statements made therein.

Yours Truly,

/s/ CHANG LEE LLP

CHANG LEE LLP

Chartered Accountants